EXHIBIT 23.2

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our audit report dated September 5, 2003 on the financial statements of Apolo Gold Inc. as of June 30, 2003 for the filing with and attachment to the Form S-8.




/s/ Williams & Webster P.S.
---------------------------
Certified Public Acountants
Spokane, Washington

April 6, 2004